SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2010

ASSURED EQUITIES IV CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	000-53734	27-0173162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 Acorn Avenue, Talmo, GA 30575
(Address of principal executive offices, including zip code)

(704) 361-2204
(Registrant's telephone number, including area code)

2211 12th Avenue East, Seattle, WA 98102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 30, 2010, Rogue Diva Racing, Inc. (the "Seller"), a State of Georgia corporation, entered into a Purchase Agreement (the "Agreement") with Assured Equities IV Corporation, a State of Florida corporation (the "Buyer" and Registrant), whereby Buyer agreed to purchase from Seller at the closing and Seller agreed to sell to Buyer at the closing the exclusive right to establish an arena football team to be named Huntington Hammer, to be located in Huntington, West Virginia, and all of the rights and title to the tangible and intangible assets, including but not limited to logos, advertising materials, business cards, title, goodwill and other assets, for a total purchase price of twenty-five thousand and 00/100 ($25,000.00) US Dollars (the "Purchase Price").

The total Purchase Price of twenty-five thousand and 00/100 ($25,000.00) U.S. Dollars shall be paid by Buyer in the form of twenty five million (25,000,000) shares of Buyer’s Common Stock, par value $0.001, to Seller at the closing of the transaction on July 30, 2010.

EXHIBITS

Exhibit No.	Description
10.01	Purchase Agreement dated July 30, 2010 between Rouge Diva Racing, Inc. (Seller) and Assured Equities IV Corporation (Buyer and Registrant).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the designated hereunto duly authorized.

ASSURED EQUITIES IV CORPORATION
Date:July 30, 2010	By:	s/s Cecil VanDyke
	Name:	Cecil VanDyke
	Title:	President